Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Keith Terreri or Sheryl Seyer investorrelations@valortelecom.com (972) 373-1296 office (972) 373-1150 facsimile	Cynthia T. Cruz ccruz@valortelecom.com (972) 373-1134 office (469) 420-2540 facsimile

VALOR Communications Group, Inc.
Reports First Quarter 2006 Results
Company Adds 8,000 DSL and 5,000 Long Distance Subscribers in Quarter
IRVING, Texas, May 15, 2006 — VALOR Communications Group, Inc. (NYSE:VCG) today reported first quarter consolidated financial and operating results and will host a conference call today at 10:00 a.m. (EDT) to discuss these results and its business.
Highlights for the Quarter
•	Adjusted EBITDA of $68.6 million and an Adjusted EBITDA margin of 55%.

•	Cash Available to Pay Dividends (CAPD) of $38.7 million.

•	Average monthly revenue per access line (ARPU) of $80.91, an increase of 3.8% compared to $77.92 a year ago.

•	Total access lines of 516,511 and total connections of 577,457 at March 31, 2006.

•	More than 60,000 DSL subscribers and nearly 237,000 long distance customers at March 31, 2006, increases of 95% and 6%, respectively, over the prior year.
“I am pleased to report cash available to pay dividends (CAPD) of nearly $39 million with healthy Adjusted EBITDA margins and strong gains in our DSL and long distance subscribers,” commented Jack Mueller, VALOR Communications Group, Inc. president and chief executive officer. “Our DSL penetration, based on lines capable of receiving the service, increased to 16% from 9% a year ago. In addition, our long distance penetration increased to 46% from 42% a year ago.”
Revenue of $125.6 million in the first quarter of 2006 was relatively flat with the prior year. Net income was $16.0 million in the first quarter of 2006, resulting in quarterly EPS (earnings per share) of $0.23 per share.
For the first quarter of 2006, revenue from data services and other services increased 29.1% and 15.5%, respectively, due to increased DSL subscribers and increases in equipment sales, directory advertising and wholesale services. Revenue from local service, access and Universal

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Service Fund decreased 6.6%, 1.7% and 2.8%, respectively, compared to last year’s first quarter due primarily to access line losses.
Capital expenditures were $10.2 million in the first quarter of 2006 and DSL service is now available to 72% of VALOR’s total access lines. Cash and cash equivalents at March 31, 2006 were $69.8 million.
Merger with Alltel Wireline
“We’re on track to obtain all required federal and state regulatory and governmental approvals necessary to close the transaction” stated Mueller. “VALOR and the Alltel Wireline transition teams are working closely together to implement the transition plans laid out earlier this year. We expect the merger to close in July.”
Conference Call Information
As previously announced, the company will host a conference call and simultaneous Webcast to discuss first quarter 2006 results at 10:00 a.m. (EDT) on May 15, 2006. During the conference call, VALOR may discuss and answer one or more questions concerning its business and financial matters as well as trends that affect the company. VALOR’s responses to these questions, as well as other matters discussed during the conference call, may contain information that has not been previously disclosed.
Simultaneously with the conference call, an audio webcast of the call will be available via a link on our website, www.valortelecom.com, “Investor Relations,” or at www.earnings.com. To access the call, dial 1-800-257-3401, or outside the United States, dial 1-303-262-2138. A pass code is not required. A replay of the call will be available beginning at approximately 12:00 p.m. (EDT), May 15, 2006, through May 22, 2006, at the above websites or by calling 1-800-405-2236 or, outside the United States, 1-303-590-3000. The pass code for the replay is 11060621#.
Non-GAAP Measures
VALOR uses certain non-GAAP financial measures in evaluating its performance and liquidity. These include adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin and “Cash Available to Pay Dividends.” These non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.
VALOR presents Adjusted EBITDA because covenants in its credit facility contain ratios based on this measure. A reconciliation of the differences between these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP are included in the schedules that follow.
Adjusted EBITDA is defined in the credit facility as: (1) consolidated adjusted net income, as defined therein; plus (2) the following items, to the extent deducted from consolidated adjusted net income: (a) interest expense; (b) provision for income taxes; (c) depreciation and amortization; (d) certain expenses related to VALOR’s initial public offering of common stock, its recent debt recapitalization and the other transactions described in “Use of Proceeds” in its registration statement for its initial public offering of common stock completed February 9, 2005; (e) other nonrecurring or unusual costs or losses incurred after the closing date of its new credit facility, to the extent not exceeding $10.0 million; (f) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133; (g) losses on sales of assets other than in the ordinary course of business; and (h) all other non-cash charges that represent an accrual for which no cash is expected to be paid in a future period; minus (3) the following items, to the extent any of them increases consolidated adjusted net income; (v) income tax credits; (w) interest and dividend income (other than in respect of Rural Telephone Finance Cooperative patronage distribution); (x) gains on asset disposals not in the ordinary course of business; (y) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133; and (z) all other non-cash income.

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Adjusted EBITDA margin is equal to adjusted EBITDA divided by total revenue. Adjusted EBITDA margin measures the proportion of Adjusted EBITDA remaining after deducting operating expenses.
Cash Available to Pay Dividends is defined herein as Adjusted EBITDA less the sum of (i) any item excluded from the calculation of Adjusted EBITDA that has been or will be settled in cash, (ii) cash interest expense, (iii) capital expenditures, (iv) required cash pension contributions in excess of expense, and (v) cash income taxes.
VALOR considers Adjusted EBITDA, Adjusted EBITDA margin and Cash Available to Pay Dividends (CAPD) as important indicators to investors in the company’s common stock because CAPD provides information related to the company’s ability to provide cash flows to service debt, fund capital expenditures and pay dividends. If VALOR’s Adjusted EBITDA were to decline below certain levels, covenants in its credit facility that are based on Adjusted EBITDA, including its interest coverage ratio and total leverage ratio covenants, may be violated and could cause, among other things, a default or mandatory prepayment under its credit facility, or result in its inability to pay dividends. Adjusted EBITDA, Adjusted EBITDA margin and CAPD are not measures in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA, Adjusted EBITDA margin and CAPD should not be used as a substitute for VALOR’s various cash flow measures (e.g., operating, investing and financing cash flows). The non-GAAP financial measures used by VALOR may not be comparable to similarly titled measures of other companies.
While VALOR utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes these measures are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and interest payments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in documents filed periodically with the U.S. Securities and Exchange Commission.
About VALOR Communications Group
VALOR Communications Group (NYSE:VCG) is one of the largest providers of telecommunications services in rural communities in the southwestern United States. The company, through its subsidiary VALOR Telecom, offers to residential, business and government customers a wide range of telecommunications services, including: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification, voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. VALOR Communications Group is headquartered in Irving, Texas. For more information, visit www.valortelecom.com. Information contained on our website does not comprise a part of this press release.
VALOR Communications Group (“VALOR”) is a holding company and has no direct operations. VALOR was formed for the sole purpose of reorganizing the company’s corporate structure and consummation of our initial public offering in February 2005. VALOR’s principal assets are the direct and indirect equity interests in its subsidiaries. As a result, the historical consolidated financial results prior to the offering in February 2005 only reflect the operations of VALOR Telecommunications, LLC.
Safe Harbor Statement
Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects, “ “outlook” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements. Statements in this press release regarding VALOR Communications Group’s business that are not historical facts, including our intention to pay quarterly dividends, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or the timing of events to differ materially from those described in the forward-looking statements. We cannot assure you that the expectations discussed in these forward-looking statements will be attained. Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation: our leverage and debt service obligations; the terms of our credit facility and our rights and obligations thereunder; any adverse changes in government regulation; the risk that we may not be able to retain existing customers or obtain new customers; the risk of increased competition in the markets we serve; our financial position, results of operations and availability of capital; risks associated with the impending merger with Alltel Wireline, including but not limited to, the risk that the anticipated benefits from the merger may not be realized, integration-related risks and challenges that could negatively impact operations and financial results, the risk that regulatory agencies could delay or impose conditions on approval of the merger, which may diminish the anticipated benefits of the merger and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our amended proxy statement/prospectus-information statement filed on May 2, 2006, relating to our merger with Alltel Wireline and in our Annual Report on Form 10-K filed on February 28, 2006 with the Securities and Exchange Commission. We disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events or otherwise, except as required by law.

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Supplemental Schedules

Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Non-GAAP Measures — Adjusted EBITDA Calculation	D
Non-GAAP Measures — Cash Available to Pay Dividends Reconciliation	E
Historical Operating Statistics	F

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Schedule A
VALOR Communications Group, Inc.
Consolidated Statements of Operations
(Dollars, except per share amounts, in thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Operating revenues
Local service	$36,111	$38,650
Data services	9,640	7,469
Long distance services	10,151	10,368
Access services	29,789	30,292
Universal Service Fund	28,226	29,025
Other services	11,690	10,122

Total operating revenues	125,607	125,926

Operating expenses
Cost of service (exclusive of depreciation and amortization shown separately below)	26,742	26,084
Selling, general and administrative (exclusive of non-cash stock compensation shown separately below)	30,474	33,587
Non-cash stock based compensation	2,103	6,387
Depreciation and amortization	22,010	22,235

Total operating expenses	81,329	88,293

Operating income	44,278	37,633
Operating margin	35.3%	29.9%

Other income (expense)
Interest expense	(20,615)	(26,048)
Gain (loss) on interest rate hedging arrangements	304	(40)
Earnings from unconsolidated cellular partnerships	140	29
Loss on debt extinguishment	—	(29,262)
Other income and (expense), net	713	83

Total other income (expense)	(19,458)	(55,238)

Income (loss) before income taxes and minority interest	24,820	(17,605)

Income tax expense (benefit)	8,819	(5,437)

Income (loss) before minority interest	16,001	(12,168)

Minority interest	—	468

Net income (loss)	$16,001	$(12,636)

Earnings (loss) per common share:
Basic	$0.23	$(0.28) *
Diluted	$0.23	$(0.28) *

Weighted average common shares outstanding:
Basic	69,778,760	69,367,007 *
Diluted	69,778,760	69,367,007 *

*	Represents earnings per share and weighted average shares outstanding for the period from the initial public offering date of February 9, 2005 through March 31, 2005.

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Schedule B
VALOR Communications Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Cash & cash equivalents	$69,848	$64,178
Accounts receivable, net	54,496	59,973
Prepayments and other current assets	12,434	11,724

TOTAL CURRENT ASSETS	136,778	135,875

NET PROPERTY, PLANT AND EQUIPMENT	707,578	717,529

INVESTMENTS AND OTHER ASSETS	1,112,948	1,109,377

TOTAL ASSETS	$1,957,304	$1,962,781

LIABILITIES AND EQUITY
Total current liabilities	$89,027	$100,259
Long-term debt, net of current maturities	1,180,555	1,180,555
Other long-term liabilities	121,638	110,199

TOTAL LIABILITIES	1,391,220	1,391,013

TOTAL STOCKHOLDERS’ EQUITY	566,084	571,768

TOTAL LIABILITIES AND EQUITY	$1,957,304	$1,962,781

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Schedule C
VALOR Communications Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Cash flow from operating activities:
Net income (loss)	$16,001	$(12,636)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,010	22,235
Loss on debt extinguishment	—	29,262
Non-cash stock compensation expense	2,103	6,387
Changes in working capital	(9,701)	(3,824)
Other, net	11,462	(935)

Net cash provided by operating activities	41,875	40,489

Cash flow from investing activities:
Payments for property, plant and equipment	(10,234)	(17,379)
Redemption of RTFC capital certificate	—	24,445
Other, net	4	298

Net cash (used in) provided by investing activities	(10,230)	7,364

Cash flow from financing activities:
Proceeds from issuance of long-term debt	—	400,000
Payments of long-term debt, net of proceeds from issuance of debt	(43)	(800,165)
Proceeds from issuance of common stock, net of offering costs	—	412,746
Payments of debt issuance costs	—	(16,206)
Cash dividends paid	(25,138)	—
Prepayment fees paid in connection with the repayment of debt	—	(19,393)
Other, net	(794)	(2,747)

Net cash used in financing activities	(25,975)	(25,765)

Net increase in cash and cash equivalents	5,670	22,088

Cash and cash equivalents at beginning of period	64,178	17,034

Cash and cash equivalents at end of period	$69,848	$39,122

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Schedule D
VALOR Communications Group, Inc.
Non-GAAP Measures — Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Net income (loss)	$16,001	$(12,636)
Adjustments:
Income tax expense (benefit)	8,819	(5,437)
Interest expense	20,615	26,048
Depreciation and amortization	22,010	22,235
Minority interest	—	468
(Gain) loss on interest rate hedging arrangements	(304)	40
Earnings from unconsolidated cellular partnerships	(140)	(29)
Other income and (expense), net	(713)	(83)
Loss on debt extinguishment	—	29,262
Non-cash stock based compensation	2,103	6,387
Excluded items (a)	249	2,193

Total adjustments	52,639	81,084

Adjusted EBITDA	$68,640	$68,448

(a) Excluded items, as defined in the credit agreement:
IPO cash bonuses	$249	$1,693
Expenses related to credit facility amendment	—	500

Total excluded items, as defined in the credit agreement	$249	$2,193

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Schedule E
VALOR Communications Group, Inc.
Non-GAAP Measures — Cash Available to Pay Dividends Reconciliation
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,
	2006	2005
Net cash provided by operating activities	$41,875	$40,489
Adjustments:
Interest expense	20,615	26,048
Amortization of debt issuance costs	(925)	(910)
Provision for doubtful accounts receivable	(1,076)	(1,093)
Changes in working capital	9,701	3,824
Other, net	(1,286)	(2,020)
Income tax expense (benefit)	8,819	(5,437)
Deferred income taxes	(8,619)	5,437
Other income and (expense), net	(713)	(83)
Excluded items (a)	249	2,193

Total adjustments	26,765	27,959

Adjusted EBITDA (b)	68,640	68,448

Items excluded from Adjusted EBITDA settled in cash:
Cash income (expenses) excluded from Adjusted EBITDA (c)	464	(2,110)
Cash interest expense	(19,943)	(26,451)
Cash income taxes	(200)	—
Capital expenditures	(10,234)	(17,379)

Cash available to pay dividends (b)	$38,727	$22,508

Pro forma adjustments:
Transaction fees expensed (d)	—	500
Cash interest (e)	—	6,500
Cash taxes (f)	—	(100)

Pro forma — cash available to pay dividends	$38,727	$29,408

(a) Excluded items, as defined in the credit agreement:
IPO cash bonuses	$249	$1,693
Expenses related to credit facility amendment	—	500

Total excluded items, as defined in the credit agreement	$249	$2,193

(b) Adjusted EBITDA and Cash Available to Pay Dividends are non-GAAP financial measures and by definition are not measures of financial performance under generally accepted accounting principles (GAAP). They should not be considered an alternative to operating income (loss) or net income (loss) reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.
(c) Represents cash income (expenses) reflected above under Other income and expense, net, and Excluded items that were excluded from the calculation of Adjusted EBITDA. These items were received or (paid) by us in cash and would have impacted the amount of cash that would have been available to pay dividends.
(d) Legal expenses charged to expense in connection with the modification of our credit facility that we completed in conjunction with our IPO and reorganization.
(e) Cash interest expense in the quarter ended March 31, 2005 is approximately $6.5 million higher than it would have been had the IPO and the related debt reduction occurred at the beginning of the quarter.
(f) Reflects estimated cash taxes we expect to pay on our taxable income.
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Schedule F
Historical Operating Statistics

	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Access lines:
Primary	464,799	468,225	474,723	480,717	488,165
Secondary	51,712	50,231	49,979	49,537	48,837

Total access lines (A)	516,511	518,456	524,702	530,254	537,002

Long distance subscribers	236,966	232,031	229,530	227,347	222,874
Penetration rate of total access lines	46%	45%	44%	43%	42%
DSL subscribers (B)	60,946	52,759	47,309	40,144	31,208
Penetration rate of total access lines	12%	10%	9%	8%	6%
Penetration rate of total addressable lines (1)	16%	14%	13%	11%	9%
Total connections (A+B)	577,457	571,215	572,011	570,398	568,210
Average monthly revenue per access line (ARPU) (2)	$80.91	$80.49	$80.86	$78.75	$77.92

(1)	Addressable lines are lines that have DSL service available.

(2)	ARPU is computed by dividing the total revenue for the quarter by the average of the access lines at the beginning and end of the quarter.
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